                                                                     Exhibit 4.1

                               [C-COR.net Corp.]


NUMBER                                                           ________ SHARES
                                                                 SEE REVERSE FOR
AS                                                           CERTAIN DEFINITIONS
INCORPORATED UNDER THE
LAWS OF THE COMMONWEALTH
OF PENNSYLVANIA                                                CUSIP 125010 10 8


                                C-COR.net Corp.


This certifies that



is the owner of

          FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OR $0.05 EACH OF THE COMMON STOCK OF C-COR.net Corp., transferable only on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

          This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

          WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

[Corporate Seal]    /s/ William T. Hanelly              /s/ David A. Woodle
                    ---------------------------         ------------------------
                    Vice President-Finance              President and
                    Secretary and Treasurer             Chief Executive
                    Officer
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                                C-COR.net Corp.

          Please keep this Certificate in a safe place. If it is lost, stolen or destroyed, the Corporation will require a bond of indemnity as a condition to the issuance of a replacement certificate.

          The Corporation is authorized to issue preferred stock, no par value, one or more series with full, limited, multiple, traditional or no voting rights, and with such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, and other special or relative rights, as shall be fixed from time to time by resolution of the Board of Directors and without the necessity of any action by the shareholders. The Corporation will furnish to any shareholder, upon request and without charge, a full or summary statement of the terms of any series of preferred stock which may be issued from time to time, and the variations in the relative rights and preferences between the shares of any series, so far as the same have been fixed and determined.

          The following abbreviation, when used in the inscription on the face of this certification, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common
TEN ENT   - as tenants by the entireties
JT TEN    - as joint tenants with right
            of survivorship and not
            tenants in common

                    UNIF GIFT MIN ACT-_____________Custodian_____________
                                         (Cust)              (Minor)
                     under Uniform Gifts to Minors Act___________________
                                                        (State)

                   UNIF TRANS MIN ACT-_____________Custodian_____________
                                         (Cust)              (Minor)
                     under Uniform Transfers to Minors Act_______________
                                                        (State)
     Additional abbreviations may also be used though not in the above list.

     For value received _______________________________________ hereby sell, assign and transfer unto
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PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
----------------------------------------

----------------------------------------

________________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________________

________________________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.


Dated__________________________

                              _________________________________________________
                              NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.


       SIGNATURE(S) GUARANTEED__________________________________________________
                              THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAMS, PURSUANT TO S.E.C. RULE 17Ad-15.

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between C-COR.net Corp. (the "Company") and American Stock Transfer & Trust Company, as Rights Agent, dated as of August 17, 1988 as the same may be amended from time to time (the "Rights Amendment"). The terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by the certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under circumstances, as set forth in the Rights Agreement, Rights owned by or
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transferred to any Person who is or becomes an Acquiring Person (as defined in
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the Rights Agreement) and certain transferees thereof will become null and void
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and will no longer be transferable.
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